Exhibit 99.1

Westar Energy announces 2nd quarter 2016 results.
TOPEKA, Kan., Aug. 2, 2016 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $72 million, or $0.51 per share, for the second quarter 2016 compared with earnings of $64 million, or $0.47 per share, for the second quarter 2015. Earnings for the six months ended June 30, 2016 were $138 million, or $0.97 per share, compared with $115 million, or $0.85 per share, for the same period in 2015.

Higher net income for the second quarter, compared with last year, was driven by the impact of regulatory rate review that concluded in late 2015, higher sales due to warmer spring weather, and lower interest expense. The higher revenue was partially offset by a decrease of corporate owned life insurance benefit and merger-related expenses.

Net income for the six months ended June 30, 2016 also increased primarily from impact of regulatory rate review that concluded in late 2015 and lower interest expense. The higher revenue was partially offset by merger related-expenses, a decrease in corporate owned life insurance benefit, and lower sales due to unusually mild winter weather.

Earnings Guidance

The company affirmed its 2016 earnings guidance of $2.38 to $2.53 per share. The earnings guidance drivers are located under Supplemental Materials within the investor section of the company website at www.WestarEnergy.com.

Conference Call and Additional Company Information

Westar Energy management will host a conference call Wednesday, Aug. 3 with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing 844-646-4526, conference ID 45090870. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed second-quarter financial information, the company's quarterly report on Form 10-Q for the period ended June 30, 2016 and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

WESTAR ENERGY NEWS RELEASE    Page 1 of 3

Westar Energy announces 2nd quarter results

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,200 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, digital meters and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com. Westar Energy is on Facebook: www.Facebook.com/westarenergy and Twitter: www.Twitter.com/WestarEnergy.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2015 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company's Quarterly Report on Form 10-Q filed Aug. 2, 2016, (a) under the heading "Forward-Looking Statements." (b) in ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations, (c) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 3, 11 and 12, and (d) ITEM 1A. Risk Factors; and (3) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Media Contact:
Gina Penzig
Media Relations Manager
Phone: 785-575-8089
Gina.Penzig@westarenergy.com
Media line: 888-613-0003

Investor Contact:
Cody VandeVelde
Director, Investor Relations
Phone: 785-575-8227
Cody.VandeVelde@westarenergy.com

WESTAR ENERGY NEWS RELEASE    Page 2 of 3

Westar Energy announces 2nd quarter results

Westar Energy, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
	(Dollars In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$202,838	$173,677	$29,161	16.8	$382,128	$354,970	$27,158	7.7
Commercial	188,197	175,994	12,203	6.9	353,870	337,300	16,570	4.9
Industrial	108,004	103,151	4,853	4.7	208,702	199,630	9,072	4.5
Other retail	(16,502)	(7,660)	(8,842)	(115.4)	(30,884)	(7,122)	(23,762)	(333.6)
Total Retail Revenues	482,537	445,162	37,375	8.4	913,816	884,778	29,038	3.3
Wholesale	66,687	74,828	(8,141)	(10.9)	134,099	161,584	(27,485)	(17.0)
Transmission	66,620	61,295	5,325	8.7	130,535	119,880	10,655	8.9
Other	5,604	8,278	(2,674)	(32.3)	12,448	14,128	(1,680)	(11.9)
Total Revenues	621,448	589,563	31,885	5.4	1,190,898	1,180,370	10,528	0.9
OPERATING EXPENSES:
Fuel and purchased power	118,630	140,080	(21,450)	(15.3)	218,688	295,561	(76,873)	(26.0)
SPP network transmission costs	55,227	57,352	(2,125)	(3.7)	115,987	114,164	1,823	1.6
Operating and maintenance	85,619	82,739	2,880	3.5	163,377	167,819	(4,442)	(2.6)
Depreciation and amortization	84,226	76,759	7,467	9.7	167,866	151,345	16,521	10.9
Selling, general and administrative	75,724	63,663	12,061	18.9	132,179	119,082	13,097	11.0
Taxes other than income tax	48,407	37,494	10,913	29.1	97,375	75,365	22,010	29.2
Total Operating Expenses	467,833	458,087	9,746	2.1	895,472	923,336	(27,864)	(3.0)
INCOME FROM OPERATIONS	153,615	131,476	22,139	16.8	295,426	257,034	38,392	14.9
OTHER INCOME (EXPENSE):
Investment earnings	2,280	1,634	646	39.5	4,296	4,113	183	4.4
Other income	3,382	15,121	(11,739)	(77.6)	12,860	17,935	(5,075)	(28.3)
Other expense	(2,908)	(2,633)	(275)	(10.4)	(8,451)	(8,345)	(106)	(1.3)
Total Other Income	2,754	14,122	(11,368)	(80.5)	8,705	13,703	(4,998)	(36.5)
Interest expense	39,683	45,516	(5,833)	(12.8)	80,114	89,814	(9,700)	(10.8)
INCOME BEFORE INCOME TAXES	116,686	100,082	16,604	16.6	224,017	180,923	43,094	23.8
Income tax expense	40,542	33,839	6,703	19.8	79,165	61,517	17,648	28.7
NET INCOME	76,144	66,243	9,901	14.9	144,852	119,406	25,446	21.3
Less: Net income attributable to noncontrolling interests	3,804	2,533	1,271	50.2	6,927	4,716	2,211	46.9
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	$72,340	$63,710	$8,630	13.5	$137,925	$114,690	$23,235	20.3
BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO WESTAR ENERGY, INC. (See 10-Q Note 2):
Basic earnings per common share	$0.51	$0.47	$0.04	8.5	$0.97	$0.85	$0.12	14.1
Diluted earnings per common share	$0.51	$0.46	$0.05	10.9	$0.97	$0.84	$0.13	15.5
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING (in thousands):
Basic	142,034	135,939	6,095	4.5	142,013	134,177	7,836	5.8
Diluted	142,497	137,412	5,085	3.7	142,361	136,330	6,031	4.4
DIVIDENDS DECLARED PER COMMON SHARE	$0.38	$0.36	$0.02	5.6	$0.76	$0.72	$0.04	5.6
Effective income tax rate	35%	34%			35%	34%

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